FIRST AMENDMENT TO LEASE
(LA MESA VILLAGE PLAZA)

THIS FIRST ADMENDMENT TO LEASE ("**Amendment**") is made and entered into as of the 1ST day of November, 2011 by and between CIF La Mesa, LP ("**Landlord**") and Bio-Matrix Scientific Group, Inc. ("**Tenant**").

RECITALS

A. Landlord and Tenant entered into that certain Office Lease dated September 15, 2008, since assigned to CIF La Mesa, LP, (the "Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space, consisting of approximately 2,320 rentable square feet, located in Suite 203 of that certain building located and addressed 4700 Spring Street, La Mesa, California 91942 (the "**Building**"). The Building is a part of a multi-building development commonly known as La Mesa Village Plaza (the "**Project**") as further described in the Lease (as defined herein). Attached to the Original Lease was that certain Addendum to Office Building Lease (the "**Addendum**") of even date with the Original Lease. The Original Lease, as modified by the Addendum and modified by this First Amendment is referred to herein as the "**Lease**".

B. By this Amendment, Landlord and Tenant desire to extend the Lease (as such term is defined in Section 1 below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from landlord that certain office space in the Building containing 2,320 rentable square feet on the second (2nd) floor of the Building located at 4700 Spring Street (the "**Existing Premises**").

2. Relocation Premises. Landlord and Tenant hereby agree that as of this Amendment, Tenant will relocate to Suite 304 containing 1,498 rentable square feet on the third (3rd) floor of the Building located at 4700 Spring Street (the "**New Premises**") and vacate the existing premises.

3. Lease Term. The Lease Term shall be extended for a period of five (5) years beginning on December 1, 2011 and it shall expire on November 30, 2016 ("**Expiration Date**").

4. Extended Lease Term Monthly Rental.

December 1, 2011 – November 30, 2012	$2,996.00
December 1, 2012 – November 30, 2013	$3,116.00
December 1, 2013 – November 30, 2014	$3,241.00
December 1, 2014 – November 30, 2015	$3,371.00
December 1, 2015 – November 30, 2016	$3,506.00

5. Tenant Name Change. Landlord and Tenant hereby agree that as of this Amendment Tenant shall change name on Lease from Bio-Matrix Scientific Group Inc. to Entest Bio-Medical Inc.

6. Base Year. The base year for Share of Operating Expenses (paragraph 1.14 of Original Lease) and Share of Real Estate Taxes (paragraph 1.15 of Original Lease) shall be modified to a base year of 2011.

7. Tenant Improvements. Landlord agrees to re-carpet the Premises with Landlord's current grade of carpet, construct one office, and paint entire space with Frazee eggshell white paint.

8. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

9. Signing Authority. Concurrently with Tenant's execution of this First Amendment, Tenant shall provide to Landlord reasonable evidence that the individual(s) executing this First Amendment on behalf of Tenant are authorized to bind the Tenant entity.

10. No Further Modification. Except as set forth in the Second Amendment, all of the terms and provisions of the Lease, as amended, shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by the First Amendment.

IN WITNESS WHEREOF, the Second Amendment has been executed as of the day and year first above written.

"LANDLORD"

CIF La Mesa, LP
By: CIF La Mesa, Inc.,
General Partner

Robert D. Houck

By: Robert D. Houck
Its: President
Date: 11/3/2011

"TENANT"

Entest Bio-Medical Inc.

*By: David R. Koos
Its: Chairman & CEO
Date: 11/3/2011

*By: David R. Koos
Its: Secretary
Date: 11/3/2011